EXHIBIT 99.1


[SMITH & WOLLENSKY LOGO]                    Investor Contact:  Lauren Felice
                                                           RFBinder Partners
                                                         Phone: 212-994-7541
                                           Email: lauren.felice@rfbinder.com



           Smith & Wollensky Reports Second Quarter Financial Results


New York, August 5, 2003 - The Smith & Wollensky Restaurant Group, Inc. (Nasdaq:
SWRG) today announced financial results for the second quarter and six months ended June 30, 2003.

Total owned restaurant sales for the second quarter were $23.7 million, a 26.5% increase from the corresponding period a year ago. Comparable owned restaurant sales for the quarter were up 11.7%. Net income for the second quarter of 2003 was $215,000, or $0.02 per share, compared with a net loss of $(459,000), or $(0.05) per share, in the comparable quarter last year. In the second quarter of 2003, the benefit of sales increases was partially offset by substantially higher food costs, particularly for prime beef.

For the first six months of 2003, total owned restaurant sales were $46.7 million, a 22.0% increase from the first six months of 2002. Comparable owned restaurant sales for the first half rose 10.9%. Net income for the six-month period was $273,000, or $0.03 per share, compared with $251,000, or $0.03 per share, for the first half of 2002. Results for both the six-month periods in 2002 and 2003 included opening costs and initial operating losses related to a new restaurant - Columbus in the second quarter of 2002 and Dallas in the first quarter of 2003.

The Company also announced today that total owned restaurant sales for its July fiscal month - the four weeks ended July 28, 2003 - increased 21.1% from July 2002. Comparable owned restaurant sales for the month rose 15.8%, representing the Company's 13th consecutive month of comparable owned restaurant sales growth.

Chairman and CEO Alan Stillman commented, "We are encouraged by the Company's strong sales momentum despite the lack of a clear recovery in the economy nationally, and especially in the New York area. While our quarterly profitability improved overall, the bottom line again was restrained by high food costs, especially the significant year-over-year increase in prime beef prices. The ban on Canadian imports has not affected us directly, but has tightened U.S. beef supplies - the main factor which drove comparable restaurant food costs up by 3.2% of food sales from the second quarter of 2002."

Mr. Stillman continued, "Our new Dallas restaurant, which opened in March, continued to perform very well in its first full quarter of operations. We remain very encouraged by the enthusiastic reception Smith & Wollensky is receiving in Texas, which reinforces our view that the brand enjoys remarkably broad awareness and has substantial long-term growth potential. Our second Texas restaurant, in Houston, remains on track to open in the fourth quarter of 2003."

Conference Call

Alan Stillman, Chairman & CEO, and Alan Mandel, CFO, will conduct a conference call to review the Company's financial results for the second quarter of 2003 and six months ended June 30, 2003 at 5:00 p.m. ET on August 5, 2003. Interested parties may listen to the live call over the Internet via http://www.smithandwollensky.com. To listen to the live call please go to the website at least 15 minutes early to register and to download and install any necessary audio software. If you are unable to listen live, the conference call will also be archived on the website listed above. An audio recording of the conference call, which may contain material non-public information regarding the Company's results of operations or financial condition for the second quarter of 2003, is expected to be posted on the Company's website under the heading Investor Relations immediately following the conference call.


About Smith & Wollensky Restaurant Group

The Smith & Wollensky Restaurant Group develops, owns and operates high-end, high-volume restaurants in major cities across the United States. The original Smith & Wollensky, a traditional New York steakhouse, opened in 1977 and is currently the largest-grossing a la carte restaurant in the country. Since its inception, the company has grown to include 16 restaurants, including Smith & Wollensky in New York, Miami Beach, Chicago, New Orleans, Las Vegas, Washington, D.C., Philadelphia, Columbus and Dallas. SWRG also operates seven other restaurants in New York and Chicago, including Cite, Maloney & Porcelli, Manhattan Ocean Club, Mrs. Park's Tavern, ONEc.p.s., Park Avenue Cafe and The Post House.

                            (Financial Tables Follow)


Except for historical information contained herein, the statements made in this press release regarding the Company's business, strategy and results of operations are forward-looking statements which are based on management's beliefs and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from such statements. Factors that may cause such differences include changes in economic conditions generally or in each of the markets in which the Company is located, unanticipated changes in labor or food costs, changes in consumer preferences, the level of competition in the high-end segment of the restaurant industry and the success of the Company's growth strategy. For a more detailed description of such factors, please see the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                Unaudited Consolidated Statements of Operations
            (dollar amounts in thousands, except per share amounts)




                                                                        Three Months Ended                  Six Months Ended
                                                                     June 30,         July 1,           June 30,         July 1,
                                                                       2003             2002              2003            2002
                                                                  --------------- -----------------  ---------------- --------------

Owned restaurant sales                                      $             23,679           18,725            46,671          38,242
                                                                  --------------- -----------------  ---------------- --------------

        Total cost of owned restaurant sales                              20,919           17,021            41,145          33,843
                                                                  --------------- -----------------  ---------------- --------------

Income from owned restaurant operations                                    2,760            1,704             5,526           4,399

Management fee income                                                        504              641             1,012           1,262
                                                                  --------------- -----------------  ---------------- --------------

Income from owned and managed restaurants                                  3,264            2,345             6,538           5,661

General and administrative expenses                                        2,346            2,489             5,068           4,793

Royalty expense                                                              369              255               717             525


                                                                  --------------- -----------------  ---------------- --------------
Operating income (loss)                                                      549             (399)              753             343

Interest expense                                                            (277)             (36)             (403)            (75)
Amortization of deferred debt financing costs                                (13)               0               (26)              0
Interest income                                                               31               27                74              84
                                                                  --------------- -----------------  ---------------- --------------
Interest income (expense), net                                              (259)              (9)             (355)              9

Income (loss) before provision
   for income taxes                                                          290             (408)              398             352

Provision for income taxes                                                    75               51               125             101
                                                                  --------------- -----------------  ---------------- --------------

Net Income (loss)                                                            215             (459)              273             251
                                                                  =============== =================  ================ ==============


Net Income (loss) per common share - basic and diluted      $               0.02            (0.05)             0.03            0.03
                                                                  =============== =================  ================ ==============

Weighted average common shares outstanding:
   Basic                                                               9,354,481        9,354,266         9,354,374       9,354,266
                                                                  =============== =================  ================ ==============
   Diluted                                                             9,806,731        9,354,266         9,667,470       9,428,798
                                                                  =============== =================  ================ ==============

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets
             (dollar amounts in thousands, except per share amounts)



                                                                                    June 30,           December 30,
                                  Assets                                              2003                 2002
                                                                                -----------------      -----------------
                                                                                  (unaudited)            (audited)

Current assets:
   Cash                                                                        $           3,170                 4,158
   Short-term investments                                                                  1,901                 3,636
   Accounts receivable, net                                                                3,162                 2,261
   Merchandise inventory                                                                   3,636                 3,578
   Prepaid expenses and other current assets                                               1,247                 1,465
                                                                                -----------------      -----------------
             Total current assets                                                         13,116                15,098

Property and equipment, net                                                               58,690                46,693
Goodwill, net                                                                              6,886                 6,886
Licensing agreement, net                                                                   3,411                 3,258
Management contract, net                                                                     779                   829
Long-term investments                                                                      1,552                 1,684
Other assets                                                                               3,603                 3,407
                                                                                -----------------      -----------------

             Total assets                                                      $          88,037                77,855
                                                                                =================      =================

                   Liabilities and Stockholders' Equity

Current liabilities:
   Current portion of long-term debt                                           $           1,596                 1,157
   Accounts payable and accrued expenses                                                   9,646                 8,851
                                                                                -----------------      -----------------
             Total current liabilities                                                    11,242                10,008

Obligations under capital lease                                                            9,921                     -
Long-term debt, net of current portion                                                     6,967                 8,232
Deferred rent                                                                              5,203                 5,209
                                                                                -----------------      -----------------
             Total liabilities                                                            33,333                23,449

Stockholders' equity:
   Common stock (par value $.01; authorized 40,000,000 shares;
     9,355,899 and 9,354,266 shares issued and outstanding at
     June 30, 2003 and December 30, 2002, respectively)                                       94                    94
   Additional paid-in capital                                                             69,861                69,854
   Accumulated deficit                                                                   (15,270)              (15,491)
   Accumulated other comprehensive income (loss)                                              19                   (51)
                                                                                -----------------      -----------------

                                                                                          54,704                54,406
                                                                                -----------------      -----------------

Commitments and contingencies

             Total liabilities and stockholders' equity                        $          88,037                77,855
                                                                                =================      =================



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